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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Somanetics Corporation on Form S-3 (File No. 333-59376) and Forms S-8 (File Nos. 33-93538, 33-41453, 33-48646, 33-77080, 333-4620, 333-31753, 333-59547,
333-80071, 333-36836, 333-62574, 333-92368, and 333-107875) of our report dated
January 12, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for intangibles to conform to SFAS No. 142), appearing in this Annual Report on Form 10-K of Somanetics Corporation for the year ended November 30, 2003.


/s/ DELOITTE & TOUCHE LLP


Detroit, Michigan
January 30, 2004